                                                                      EXHIBIT 11


                                     KEYCORP
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                (dollars in millions, except per share amounts)


                                                            Three months ended Sept. 30,          Nine months ended Sept. 30,
                                                        -----------------------------------   -----------------------------------
                                                                   1997               1996               1997               1996
                                                        ----------------   ----------------   ----------------   ----------------
NET INCOME APPLICABLE TO COMMON SHARES
Net income                                                         $236               $207               $671               $632
Less: Preferred dividend requirements                                --                 --                 --                  8
                                                        ----------------   ----------------   ----------------   ----------------
    Net income applicable to Common Shares                         $236               $207               $671               $624
                                                        ================   ================   ================   ================

NET INCOME PER COMMON SHARE
Weighted average Common Shares outstanding (000)                218,107            229,668            219,570            231,363
                                                        ================   ================   ================   ================
Net income applicable to Common Shares                             $236               $207               $671               $624
                                                        ================   ================   ================   ================
Net income per Common Share                                       $1.08               $.90              $3.06              $2.70
                                                        ================   ================   ================   ================

NET INCOME PER COMMON SHARE -- PRIMARY
Weighted average Common Shares outstanding (000)                218,107            229,668            219,570            231,363
Dilutive common stock options (000)1                              4,744              3,280              4,204              3,332
                                                        ----------------   ----------------   ----------------   ----------------
    Weighted average Common Shares and Common Share
       equivalents outstanding (000)                            222,851            232,948            223,774            234,695
                                                        ================   ================   ================   ================
Net income applicable to Common Shares                             $236               $207               $671               $624
                                                        ================   ================   ================   ================
Net income per Common Share                                       $1.06               $.89              $3.00              $2.66
                                                        ================   ================   ================   ================

NET INCOME PER COMMON SHARE -- FULLY DILUTED
Weighted average Common Shares outstanding (000)                218,107            229,668            219,570            231,363
Dilutive common stock options (000)1                              5,114              3,940              5,145              4,305
                                                        ----------------   ----------------   ----------------   ----------------
    Weighted average Common Shares and Common Share
       equivalents outstanding (000)                            223,221            233,608            224,715            235,668
                                                        ================   ================   ================   ================
Net income applicable to Common Shares                             $236               $207               $671               $624
                                                        ================   ================   ================   ================
Net income per Common Share                                       $1.06               $.88              $2.99              $2.65
                                                        ================   ================   ================   ================

1 Dilutive common stock options are based on the treasury stock method using average market price in computing net income per Common Share--primary, and the higher of period-end market price or average market price in computing net income per Common Share--fully diluted.

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